Exhibit 99.1

SEE Reports Q2 2021 Results
Investing in Automation, Digital and Sustainability

Net sales of $1.3 billion, up 15% as reported; up 11% constant currency
Increasing full year sales outlook to $5.4 to $5.5 billion
Net earnings of $109 million, up 8%; EPS of $0.71, up 11%
Adjusted EBITDA of $263 million, up 1%; Adjusted EPS of $0.79, up 4%
Increasing full year EPS outlook to $3.45 to $3.60
Cash flow from Operations year to date of $200 million, down 6%
Authorized new $1 billion Share Repurchase Program
CHARLOTTE, N.C., August 3, 2021 – SEE (NYSE: SEE) today announced financial results for the second quarter 2021.
“Demand for our automated and sustainable packaging solutions drove a net sales increase of 15%, supported by a 9% volume growth. Adjusted EBITDA increased 1% as higher sales and productivity improvements were offset by widespread supply challenges and dramatic inflationary pressure. Despite this adverse environment, our SEE Operating Engine is delivering,” said Ted Doheny, SEE’s President and CEO.
“We are raising our 2021 sales and EPS outlook and reaffirming Adjusted EBITDA and Free Cash Flow guidance.
We are accelerating our journey to world-class by increasing our investment in 'touchless' automation, digital and sustainability, while returning capital to shareholders, as demonstrated by our announced 25% dividend increase and share repurchases,” continued Doheny.

Unless otherwise stated, all results compare second quarter 2021 to second quarter 2020 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported. Year-over-year comparisons are also made on a constant dollar basis, which is a non-U.S. GAAP measure. Constant dollar refers to changes in net sales and earnings, including changes in unit volume and price performance, but excluding the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share ("Adjusted EPS") and Adjusted Tax Rate, exclude the impact of specified items ("Special Items"), such as restructuring charges, restructuring associated costs, gains and losses related to acquisition and divestiture of businesses, special tax items ("Tax Special Items") and certain infrequent or one-time items. Please refer to the supplemental information included with this press release for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

| 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

Business Highlights
Second quarter net sales in Food were $737 million, an increase of 9% as reported. Currency had a favorable impact of $26 million. On a constant dollar basis, net sales increased $37 million, or 6%, with volumes up $28 million, or 4%. Strength in automation, combined with higher food service demand as compared to last year, contributed to a constant dollar growth of 8% in the Americas and 3% in EMEA, while APAC saw a decline of 2%. Adjusted EBITDA of $158 million, or 21.5% of net sales, compares to $169 million, or 25.1% of net sales, in the prior year. Volume growth and productivity improvements were more than offset by negative price/cost spread related to higher input costs, combined with the delayed timing of formula-based price increases. Food also incurred higher freight costs in an effort to meet increased customer demand while managing global supply disruptions.

Second quarter net sales in Protective were $592 million, an increase of 24% as reported. Currency had a favorable impact of $20 million, or 4%. On a constant dollar basis, net sales increased $94 million, or 20%, driven by a 15% increase in volumes. Continued strength in eCommerce and automation, combined with higher industrial demand as compared to last year, contributed to constant dollar growth of 38% in EMEA and 19% in the Americas. Adjusted EBITDA increased 17% to $107 million, or 18.1% of sales, as compared to $92 million, or 19.1% of net sales, in the prior year. The increase in Adjusted EBITDA was primarily attributable to sales growth, partially offset by negative price/cost spread related to higher input costs to help meet customer demand.
Second Quarter 2021 U.S. GAAP Summary
Net sales of $1.3 billion increased 15% as reported. Currency contributed $46 million, or approximately 4%, to net sales growth, as compared to second quarter 2020.
Net earnings in second quarter 2021 were $109 million, or $0.71 per diluted share, as compared to net earnings of $100 million, or $0.64 per diluted share, in second quarter 2020.
The effective tax rate in second quarter 2021 was 29.7%, as compared to 30.8% in second quarter 2020.
Second Quarter 2021 Non-U.S. GAAP Summary
Net sales increased $131 million, or 11%, on a constant dollar basis. Volumes increased $101 million, or approximately 9%, and price had a favorable impact of $30 million, or approximately 3%. By region, in constant dollars, EMEA and the Americas increased 16% and 13%, respectively, and APAC was essentially flat.
Adjusted EBITDA was $263 million, or 19.8% of net sales in second quarter 2021, as compared to $260 million, or 22.6% in second quarter 2020. Currency fluctuations had a favorable impact of $9 million, or 3%, in second quarter 2021.
The Adjusted Tax Rate was 25.6% in second quarter 2021, as compared to 27.5% in second quarter 2020.
Adjusted earnings per diluted share were $0.79 in second quarter 2021, as compared to $0.76 in second quarter 2020.
Cash Flow and Net Debt
Cash flow provided by operating activities in the first six months of 2021 was a source of $200 million, as compared to a source of $213 million during the same period in the prior year.
Capital expenditures in the first six months of 2021 were $97 million, as compared to $84 million during the same period last year. Free Cash Flow, defined as net cash provided by operating activities less capital expenditures, was a source of $102 million during the six months ended June 30, 2021, as compared to a source of $129 million during the same period last year.
Total debt was $3.7 billion as of June 30, 2021, as compared to $3.8 billion as of December 31, 2020. Net Debt, defined as total debt less cash and cash equivalents, was $3.5 billion as of June 30, 2021, as compared to $3.2 billion as of December 31, 2020. As of June 30, 2021, SEE had approximately $1.4 billion of available liquidity, comprised of $273 million of cash and $1,144 million of undrawn, committed credit facilities.

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Share Repurchases and Dividends
During the first six months of 2021, the Company repurchased $299 million, or 6.1 million shares. On August 2, 2021, the Board of Directors authorized a new share repurchase program of $1 billion, continuing its commitment to return value to shareholders. This new program has no expiration date and replaces the previous authorization which had approximately $375 million remaining.
During the second quarter, SEE increased its quarterly cash dividend by 25% to $0.20 per common share. The Company paid cash dividends of $56 million during the first six months of 2021.
Updated 2021 Full Year Outlook
For the full year 2021, SEE now expects net sales in the range of $5.4 billion to $5.5 billion, which represents an increase of 10% to 12% as reported and 8% to 10% in constant dollars. This compares to the Company's previous net sales outlook in the range of $5.25 billion to $5.35 billion. The Company now expects a favorable currency impact of approximately 2%, as compared to 1.5% in the prior outlook.
The Company continues to expect full year Adjusted EBITDA to be in the range of $1.12 billion to $1.15 billion.
SEE now forecasts full year Adjusted EPS to be in the range of $3.45 to $3.60, which is based on approximately 153 million weighted average shares outstanding and an Adjusted Tax Rate of approximately 26%. This compares to our previous outlook of $3.40 to $3.55 per share based on 154 million shares outstanding and an Adjusted Tax Rate of 26% to 27%.
The Company continues to expect Free Cash Flow in 2021 to be in the range of $520 million to $570 million.
Conference Call Information
Sealed Air Corporation will host a conference call and webcast on Tuesday, August 3, 2021 at 10:00 a.m. (ET) to discuss our Second Quarter 2021 Results. The conference call will be webcast live on the Investors homepage at www.sealedair.com/investors. A replay of the webcast will also be available thereafter.
About Sealed Air
SEE (NYSE: SEE) is in business to protect, to solve critical packaging challenges, and to make our world better than we found it. Our packaging technology, solutions and systems create a safer, more resilient and less wasteful global food supply chain, enable eCommerce, and protect goods transported worldwide.
Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, and SEETM Automation solutions.
SEE's Operating Model, along with industry-leading experts in materials, engineering, technology, and science, are driving our innovative solution systems to be more sustainable, automated, and digitally connected.
SEE is leading the packaging industry to create a more environmentally, socially, and economically sustainable future and has pledged to design or advance 100% of its packaging materials to be recyclable or reusable by 2025, and a bolder goal to reach net-zero carbon emissions in its global operations by 2040. The Company is also committed to a diverse workforce and inclusive culture through its 2025 Diversity, Equity and Inclusion pledge.
SEE generated $4.9 billion in sales in 2020 and has approximately 16,500 employees who serve customers in 117 countries/territories. To learn more, visit sealedair.com.
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and

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webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-U.S. GAAP Information
In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant dollar” basis, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of Special Items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these U.S. GAAP measures to non-U.S. GAAP measures and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share,” “Reconciliation of Net Earnings to Non-U.S. GAAP Total Company Adjusted EBITDA,” “Components of Change in Net Sales by Segment” and “Components of Change in Net Sales by Region.” Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort.
We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Special Items, including restructuring charges, gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings, and other unusual gains and losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations or cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019 (COVID-19), changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2020 Annual Report on Form 10-K), regulatory actions and legal

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matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.
Company Contacts

Investor Relations
Lori Chaitman
lori.chaitman@sealedair.com
516.458.4455

Media
Christina Griffin
christina.griffin@sealedair.com
704.430.5742

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The supplementary information included for 2021 in this press release on the current and subsequent pages is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Sealed Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions, except per share data)	2021	2020	2021	2020
Net sales	$1,328.5	$1,151.2	$2,595.6	$2,325.1
Cost of sales	927.8	761.3	1,793.8	1,544.7
Gross profit	400.7	389.9	801.8	780.4
Selling, general and administrative expenses	192.0	184.5	380.9	378.6
Amortization expense of intangible assets	9.7	9.3	19.4	18.3
Restructuring charges	2.1	10.1	2.1	10.7
Operating profit	196.9	186.0	399.4	372.8
Interest expense, net	(42.1)	(43.3)	(85.2)	(87.7)
Other (expense) income, net	(0.4)	2.2	0.6	7.0
Earnings before income tax provision	154.4	144.9	314.8	292.1
Income tax provision	45.8	44.6	100.4	77.3
Net earnings from continuing operations	108.6	100.3	214.4	214.8
(Loss) Gain on sale of discontinued operations, net of tax	(0.5)	(0.2)	3.8	11.9
Net earnings	$108.1	$100.1	$218.2	$226.7
Basic:
Continuing operations	$0.71	$0.64	$1.40	$1.38
Discontinued operations	—	—	0.03	0.08
Net earnings per common share - basic	$0.71	$0.64	$1.43	$1.46
Weighted average common shares outstanding - basic	151.4	155.6	152.8	155.1

Diluted:
Continuing operations	$0.71	$0.64	$1.39	$1.38
Discontinued operations	—	—	0.03	0.08
Net earnings per common share - diluted	$0.71	$0.64	$1.42	$1.46
Weighted average common shares outstanding - diluted	152.7	155.9	154.0	155.4

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Sealed Air Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In USD millions)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$273.1	$548.7
Trade receivables, net	627.6	541.0
Income tax receivables	30.6	71.2
Other receivables	86.3	69.5
Inventories, net	730.7	596.7
Current assets held for sale	—	0.3
Prepaid expenses and other current assets	58.4	54.1
Total current assets	1,806.7	1,881.5
Property and equipment, net	1,202.8	1,189.7
Goodwill	2,220.9	2,222.6
Identifiable intangible assets, net	162.1	171.0
Deferred taxes	179.3	187.1
Operating lease right-of-use-assets	70.7	76.1
Other non-current assets	364.1	355.8
Total assets	$6,006.6	$6,083.8
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$0.4	$7.2
Current portion of long-term debt	22.9	22.3
Current portion of operating lease liabilities	23.7	24.3
Accounts payable	880.7	754.2
Accrued restructuring costs	7.8	12.2
Income tax payable	23.1	19.9
Other current liabilities	447.3	527.3
Total current liabilities	1,405.9	1,367.4
Long-term debt, less current portion	3,711.8	3,731.4
Long-term operating lease liabilities, less current portion	48.8	53.2
Deferred taxes	38.6	31.0
Other non-current liabilities	707.7	728.3
Total liabilities	5,912.8	5,911.3

Stockholders’ equity:
Preferred stock	—	—
Common stock	23.2	23.2
Additional paid-in capital	2,103.7	2,093.0
Retained earnings	2,562.8	2,400.7
Common stock in treasury	(3,651.1)	(3,380.9)
Accumulated other comprehensive loss, net of taxes	(944.8)	(963.5)
Total stockholders’ equity	93.8	172.5
Total liabilities and stockholders’ equity	$6,006.6	$6,083.8

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Calculation of Net Debt
(Unaudited)

(In USD millions)	June 30, 2021	December 31, 2020
Short-term borrowings	$0.4	$7.2
Current portion of long-term debt	22.9	22.3
Long-term debt, less current portion	3,711.8	3,731.4
Total debt	3,735.1	3,760.9
Less: cash and cash equivalents	(273.1)	(548.7)
Non-U.S. GAAP Net Debt	$3,462.0	$3,212.2

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Sealed Air Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In USD millions)	2021	2020
Net earnings	$218.2	$226.7
Adjustments to reconcile net earnings to net cash provided by operating activities(1)	139.5	122.5
Changes in operating assets and liabilities:
Trade receivables, net	(92.9)	(26.0)
Inventories, net	(144.8)	(88.1)
Accounts payable	130.5	2.1
Customer advance payments	4.9	12.0
Income tax receivable/payable	44.3	48.7
Other assets and liabilities	(100.2)	(84.9)
Net cash provided by operating activities	$199.5	$213.0
Cash flows from investing activities:
Capital expenditures	(97.1)	(83.6)
Receipts associated with sale of business and property and equipment	1.1	5.2
Business acquired, net of cash acquired	(0.1)	4.2
Payments associated with debt and equity investments	(15.0)	—
Investment in marketable securities	—	12.9
Settlement of foreign currency forward contracts	8.0	(5.9)
Proceeds of Corporate Owned Life Insurance	7.7	—
Net cash used in investing activities	$(95.4)	$(67.2)
Cash flows from financing activities:
Net payments of short-term borrowings	(6.8)	(20.4)
Proceeds from long-term debt	1.3	—
Payments of long-term debt	(5.7)	—
Dividends paid on common stock	(56.1)	(50.7)
Impact of tax withholding on share-based compensation	(14.0)	(11.2)
Repurchases of common stock	(299.5)	—
Principal payments related to financing leases	(5.1)	(5.9)
Net cash used in financing activities	$(385.9)	$(88.2)
Effect of foreign currency exchange rate changes on cash and cash equivalents	$6.2	$(30.3)
Cash and cash equivalents	548.7	262.4
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$548.7	$262.4
Net change during the period	$(275.6)	$27.3
Cash and cash equivalents	273.1	289.7
Restricted cash and cash equivalents	—	—
Balance, end of period	$273.1	$289.7

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$199.5	$213.0
Capital expenditures for property and equipment	(97.1)	(83.6)
Non-U.S. GAAP Free Cash Flow	$102.4	$129.4

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	Six Months Ended June 30,
(In USD millions)	2021	2020
Supplemental Cash Flow Information:
Interest payments, net of amounts capitalized	$89.4	$97.5
Income tax payments, net of cash refunds	$35.3	$31.4
Restructuring payments including associated costs	$10.6	$43.9
Non-cash items:
Transfers of shares of common stock from treasury for profit-sharing contributions	$28.0	$24.4

(1)    2021 adjustments primarily consist of depreciation and amortization of $91 million, share based compensation expense of $23 million and profit sharing expense of $12 million. 2020 adjustments primarily consist of depreciation and amortization of $86 million, share based compensation expense of $19 million and profit sharing expense of $14 million.

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Sealed Air Corporation
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted
Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
U.S. GAAP net earnings and diluted EPS from continuing operations	$108.6	$0.71	$100.3	$0.64	$214.4	$1.39	$214.8	$1.38
Special Items(1)	12.6	0.08	18.0	0.12	28.6	0.19	16.9	0.11
Non-U.S. GAAP adjusted net earnings and adjusted diluted EPS	$121.2	$0.79	$118.3	$0.76	$243.0	$1.58	$231.7	$1.49
Weighted average number of common shares outstanding - Diluted		152.7		155.9		154.0		155.4

(1)      Special Items include the following:

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions, except per share data)	2021	2020	2021	2020
Special Items:
Restructuring charges	$2.1	$10.1	$2.1	$10.7
Other restructuring associated costs(i)	4.8	3.8	10.1	7.8
Foreign currency exchange loss due to highly inflationary economies	0.6	1.2	2.0	2.1
Charges related to acquisition and divestiture activity	0.8	1.2	1.1	4.1
Other Special Items	0.1	2.0	0.9	3.7
Pre-tax impact of Special Items	8.4	18.3	16.2	28.4
Tax impact of Special Items and Tax Special Items	4.2	(0.3)	12.4	(11.5)
Net impact of Special Items	$12.6	$18.0	$28.6	$16.9
Weighted average number of common shares outstanding - Diluted	152.7	155.9	154.0	155.4
Loss per share impact from Special Items	$(0.08)	$(0.12)	$(0.19)	$(0.11)

(i)    Restructuring associated costs for the three months ended June 30, 2021 primarily relate to fees paid to third-party consultants in support of the Reinvent SEE business transformation. Restructuring associated costs for the six months ended June 30, 2021 also includes a one-time, non-cash cumulative translation adjustment loss (CTA) recognized due to the wind-up of one of our legal entities. Restructuring associated costs for the three and six months ended June 30, 2020, primarily relate to fees paid to third-party consultants in support of the Reinvent SEE business transformation.

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The calculation of the non-U.S. GAAP Adjusted income tax rate is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2021	2020	2021	2020
U.S. GAAP Earnings before income tax provision from continuing operations	$154.4	$144.9	$314.8	$292.1
Pre-tax impact of special items	8.4	18.3	16.2	28.4
Non-U.S. GAAP Adjusted Earnings before income tax provision	$162.8	$163.2	$331.0	$320.5

U.S. GAAP Income tax provision from continuing operations	$45.8	$44.6	$100.4	$77.3
Tax Special Items(1)	(6.4)	(3.2)	(15.5)	5.4
Tax impact of Special Items	2.2	3.5	3.1	6.1
Non-U.S. GAAP Adjusted Income tax provision	$41.6	$44.9	$88.0	$88.8

U.S. GAAP Effective income tax rate	29.7%	30.8%	31.9%	26.5%
Non-U.S. GAAP Adjusted income tax rate	25.6%	27.5%	26.6%	27.7%

(1)For the three and six months ended June 30, 2021, Tax Special Items reflect legislative and administrative changes to enacted statues. For the six months ended June 30, 2020, Tax Special Items reflect net benefits from audit settlements.

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Sealed Air Corporation
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended June 30,
(In USD millions)	Food		Protective		Total Company
2020 Net Sales	$673.2	58.5%	$478.0	41.5%	$1,151.2	100.0%

Price	8.8	1.3%	21.6	4.5%	30.4	2.6%
Volume(1)	28.4	4.2%	72.6	15.2%	101.0	8.8%
Total constant dollar change (non-U.S. GAAP)(2)	37.2	5.5%	94.2	19.7%	131.4	11.4%
Foreign currency translation	26.3	3.9%	19.6	4.1%	45.9	4.0%
Total change (U.S. GAAP)	63.5	9.4%	113.8	23.8%	177.3	15.4%

2021 Net Sales	$736.7	55.5%	$591.8	44.5%	$1,328.5	100.0%

	Six Months Ended June 30,
(In USD millions)	Food		Protective		Total Company
2020 Net Sales	$1,363.5	58.6%	$961.6	41.4%	$2,325.1	100.0%

Price	12.8	0.9%	25.2	2.6%	38.0	1.6%
Volume(1)	25.7	1.9%	135.5	14.1%	161.2	7.0%
Total constant dollar change (non-U.S. GAAP)(2)	38.5	2.8%	160.7	16.7%	199.2	8.6%
Foreign currency translation	36.9	2.7%	34.4	3.6%	71.3	3.0%
Total change (U.S. GAAP)	75.4	5.5%	195.1	20.3%	270.5	11.6%

2021 Net Sales	$1,438.9	55.4%	$1,156.7	44.6%	$2,595.6	100.0%

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Components of Change in Net Sales by Region(3)
(Unaudited)

	Three Months Ended June 30,
(In USD millions)	Americas		EMEA		APAC		Total
2020 Net Sales	$741.2	64.4%	$239.3	20.8%	$170.7	14.8%	$1,151.2	100.0%
Price	24.7	3.3%	3.4	1.4%	2.3	1.3%	30.4	2.6%
Volume(1)	68.9	9.3%	34.7	14.5%	(2.6)	(1.5)%	101.0	8.8%
Total constant dollar change (non-U.S. GAAP)(2)	93.6	12.6%	38.1	15.9%	(0.3)	(0.2)%	131.4	11.4%
Foreign currency translation	5.2	0.7%	25.0	10.5%	15.7	9.2%	45.9	4.0%
Total change (U.S. GAAP)	98.8	13.3%	63.1	26.4%	15.4	9.0%	177.3	15.4%

2021 Net Sales	$840.0	63.2%	$302.4	22.8%	$186.1	14.0%	$1,328.5	100.0%

	Six Months Ended June 30,
(In USD millions)	Americas		EMEA		APAC		Total
2020 Net Sales	$1,507.5	64.8%	$485.4	20.9%	$332.2	14.3%	$2,325.1	100.0%

Price	33.8	2.2%	3.7	0.8%	0.5	0.2%	38.0	1.6%
Volume(1)	91.4	6.1%	50.7	10.4%	19.1	5.7%	161.2	7.0%
Total constant dollar change (non-U.S. GAAP)(2)	125.2	8.3%	54.4	11.2%	19.6	5.9%	199.2	8.6%
Foreign currency translation	(4.8)	(0.3)%	43.9	9.1%	32.2	9.7%	71.3	3.0%
Total change (U.S. GAAP)	120.4	8.0%	98.3	20.3%	51.8	15.6%	270.5	11.6%

2021 Net Sales	$1,627.9	62.7%	$583.7	22.5%	$384.0	14.8%	$2,595.6	100.0%

(1)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)     Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.
(3)     As of January 1, 2021, we consolidated the reporting of the North America and South America geographic regions, which are now collectively presented as Americas. No changes were made to EMEA or APAC. This change has no impact on our prior period consolidated results and is only the aggregation of the previously bifurcated continents.

14

Sealed Air Corporation
Segment Information
Reconciliation of Net Earnings to Non-U.S. GAAP Total Company Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2021	2020	2021	2020
Adjusted EBITDA from continuing operations:
Food	$158.1	$169.1	$315.0	$325.4
Adjusted EBITDA Margin	21.5%	25.1%	21.9%	23.9%
Protective	107.3	91.5	217.2	184.3
Adjusted EBITDA Margin	18.1%	19.1%	18.8%	19.2%
Corporate	(2.3)	(0.7)	(0.9)	3.4
Non-U.S. GAAP Total Company Adjusted EBITDA	$263.1	$259.9	$531.3	$513.1
Adjusted EBITDA Margin	19.8%	22.6%	20.5%	22.1%

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2021	2020	2021	2020
U.S. GAAP Net earnings from continuing operations	$108.6	$100.3	$214.4	$214.8
Interest expense, net	42.1	43.3	85.2	87.7
Income tax provision	45.8	44.6	100.4	77.3
Depreciation and amortization(1)	58.2	53.4	115.1	104.9
Special Items:
Restructuring charges	2.1	10.1	2.1	10.7
Other restructuring associated costs	4.8	3.8	10.1	7.8
Foreign currency exchange loss due to highly inflationary economies	0.6	1.2	2.0	2.1
Charges related to acquisition and divestiture activity	0.8	1.2	1.1	4.1
Other Special Items	0.1	2.0	0.9	3.7
Pre-tax impact of Special items	8.4	18.3	16.2	28.4
Non-U.S. GAAP Total Company Adjusted EBITDA	$263.1	$259.9	$531.3	$513.1

(1)Depreciation and amortization by segment are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2021	2020	2021	2020
Food	$32.7	$30.2	$64.4	$59.2
Protective	25.5	23.2	50.7	45.7
Total Company depreciation and amortization(i)	$58.2	$53.4	$115.1	$104.9

(i) Includes share-based incentive compensation of $12.3 million and $23.8 million for the three and six months ended June 30, 2021, respectively, and $10.5 million and $19.0 million for the three and six months ended June 30, 2020, respectively.

15